UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 Or 15(D) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 5, 2010


                           PEPPER ROCK RESOURCES CORP
             (Exact name of Registrant as specified in its charter)


            Nevada                      000-53847              (27-1843986)
(State or other Jurisdiction of        (Commission       (IRS Employer I.D. No.)
 Incorporation or organization)        File Number)


                               ONE LINCOLN CENTER
                    18 WEST 140 BUTTERFILED ROAD, 15TH FLOOR
                           Oakbrook Terrace, IL 60181
                                  630-613-7487
       (Address, including zip code, and telephone and facsimile numbers, including area code, of registrant's executive offices)

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 5, 2010, the Board of Directors of Pepper Rock Resources elected Mr. Phil Kueber to the Board of Directors and welcomed him as President and CEO of the Company.

Also on this day, the Board of Directors accepted the resignation of Mr. Curtis Day who was acting as sole officer and director of the company. Mr. Daye has decided to explore other opportunities.

Philip T. Kueber, 48, is a 1983 graduate of the University of British Columbia and has over 20 years experience in the entertainment, resource, and venture capital industry.

Beginning as a writer for Global Television Network, Mr. Kueber then wrote feature films which were produced and exhibited worldwide. From 1986 to 1990 Mr. Kueber was President of Seguro Resources Ltd. an oil and gas producing company based in Calgary, Alberta, Canada.

From 1990 to present, Mr. Kueber has financed and produced live entertainment, feature films, and televised series. In addition, many non-entertainment ventures have been funded and managed by Mr. Kueber in the resource, bio-medical, and high-tech areas.

From 2000 to present, Mr. Kueber has also consulted to various commercially successful Internet based companies to assist in their corporate development, creative development, and raising of capital.

From 2008 to present, Mr Kueber has been President and CEO of Riverdale Capital Ltd., a corporation that acquires Internet based companies.

Compensation for Mr. Kueber is $4,000.00 per month.

                                    SIGNATURE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


PEPPER ROCK RESOURCES CORP

Dated: February 5, 2010

By Phil Kueber


/s/ Phil Kueber
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